Exhibit No. 10.01

                      LOAN SERVICING PURCHASE AND SALE AGREEMENT


         This Loan Servicing Purchase and Sale Agreement (the "Agreement") is made and entered into as of July 19, 1999 by and between Fidelity Federal Bank, a Federal Savings Bank, a federally chartered savings association ("Buyer"), having its principal place of business at 4565 Colorado Boulevard, Los Angeles, California 90039, and Western Financial Bank, a federally chartered savings association ("Seller"), having its principal place of business at 23 Pasteur, Irvine, California 92718.

                              W I T N E S S E T H:

         WHEREAS, Buyer desires to buy and Seller desires to sell the Servicing Rights in certain Mortgage Loans secured by first or second liens on real estate;

         WHEREAS, pursuant to a Loan Servicing Purchase and Sale Agreement dated May 15, 1996 between Seller, as purchaser and Purchaser, as seller (the "Initial Sale Agreement"), the Seller purchased the Servicing Rights to certain residential mortgage loans, including the Mortgage Loans; and

         WHEREAS, pursuant to a Loan Servicing Agreement dated May 15, 1996 by and between Buyer, as seller and investor, and Seller as buyer and servicer (the "Servicing Agreement"), Buyer engaged Seller to service on behalf of Buyer certain of the Mortgage Loans which were owned by Buyer; and

         WHEREAS, pursuant to Amendment No. 1 to the Initial Sale Agreement dated October 24, 1996 but effective as of May 15, 1996 (the "Initial Sale Amendment"), Buyer and Seller specified certain additional rights, obligations and responsibilities with respect to the FNMA Pool, as defined below; and

         WHEREAS, Buyer wishes to purchase and Seller wishes to sell the Servicing Rights, as defined herein, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows.

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01      Definitions

         All words or phrases defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) shall, for all purposes of the Agreement, have the respective meanings specified in this Article.



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         1.01.01 Accounts Receivable means, including but without limitation, principal and interest Advances with respect to Mortgage Loans, escrow account receivables and foreclosure account receivables net of escrow Advances.

         1.01.02 Advances means payments of principal, interest, taxes, insurance, ground rents, assessments and similar charges advanced on behalf of the Mortgagor under a Mortgage Loan by Seller or Buyer, as the case may be, with respect to the Mortgage Loans.

         1.01.03 Agreement means this Loan Servicing Purchase and Sale Agreement and any written amendments or modifications thereto.

         1.01.04 ARM Claim is defined in Section 5.01.02 of the Initial Sale Agreement.

         1.01.05 ARM Claim Mortgage Loan means any Mortgage Loan which (i) was, on the Initial Transfer Date, subject to an ARM Claim or (ii) has otherwise become subject to an ARM Claim after the Initial Transfer Date.

         1.01.06 Bankruptcy Mortgage Loan means any Mortgage Loan as to which any borrower is a debtor with respect to any proceeding under the federal Bankruptcy Code, and which is delinquent by more than one payment.

         1.01.07 Borrower means the obligor on a Mortgage Note.

         1.01.08 Business Day means any day other than Saturday, Sunday or a legal holiday or a day during which the Purchaser or the Seller is not open for business.

         1.01.09 Buyer Owned Mortgage Loan means any Mortgage Loan which is owned by Buyer.

         1.01.10 Class I Mortgage Loan is defined in Section 2.02.

         1.01.11 Class II Mortgage Loan is defined in Section 2.02.

         1.01.12 Custodian means an entity acting as a document custodian with respect to any Mortgage Loan under any custodial agreement or pursuant to FNMA requirements, or any successor in interest to the Custodian.

         1.01.13 Cutoff Date means the date each month coinciding with the applicable Investor accounting cycle on which a reconciliation is performed of all funds received on behalf of any Investor during the preceding accounting cycle.

         1.01.14 Document Exception Mortgage Loan means any Mortgage Loan identified on the schedule of Document Exception Mortgage Loans provided by Buyer pursuant to Section 2.09.

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         1.01.15 Escrow or Escrow Account means any escrow, impound and custodial accounts maintained under the Servicing Agreements or otherwise relating to the Mortgage Loans including, without limitation, any buydown account and any account established for purposes of receiving funds for the payment of principal, interest, taxes, insurance premiums, assessments and similar charges, suspense, buydown funds, completion escrow monies and unearned fees, provided such fees are deemed earned as collected relating to the Mortgage Loans and interest accrued on such funds for the benefit of the Mortgagors under the terms of the Mortgage Loan or applicable law or otherwise.

         1.01.16 Estimated Purchase Price is defined in Section 2.03.01.

         1.01.17 FNMA means the Federal National Mortgage Association, and any successor thereto.

         1.01.18 FNMA Pool means FNMA Investor Pool 303.

         1.01.19 Foreclosure Mortgage means any Mortgage Loan which has been either recommended to the Investor for foreclosure by Seller, or is 90 days or more past due as of the Sale Date, or is actually in foreclosure provided, the term Foreclosure Mortgage shall exclude any Pending Sale Foreclosure Mortgage.

         1.01.20 Initial Sale Agreement is defined in the second recital.

         1.01.21 Initial Sale Amendment is defined in the fourth recital.

         1.01.22 Initial Transfer Date means the applicable Transfer Date with respect to a Mortgage Loan as specified in the Initial Sale Agreement.

         1.01.23 Interim Period, with respect to a Mortgage Loan, is the period between the Sale Date and the applicable Transfer Date.

         1.01.24 Investor means FNMA, Buyer or any other person, party or entity that owns in whole or in part a Mortgage Loan.

         1.01.25 Mortgage means a mortgage, deed of trust or other instrument creating a lien or similar interest in real property as security for payment of a Mortgage Note.

         1.01.26 Mortgage Documents means all documents specified in Exhibit B, pertaining to a Mortgage Loan.

         1.01.27 Mortgage Loan means a mortgage loan the Servicing Rights with respect to which are sold by Seller to Buyer under this Agreement, as more fully identified in Exhibit A, attached hereto. This term includes Class I Mortgage Loans and Class II Mortgage Loans, but excludes Foreclosure Mortgages and REO Property, even if the latter are identified on Exhibit A.

         1.01.28 Mortgage Loan File means all documents relating to a Mortgage Loan that are necessary or customary for servicing in accordance with Investor guidelines and procedures, applicable law and regulatory requirements, including, but not limited to those documents described in Exhibit B.

         1.01.29 Mortgage Note means a promissory note secured by a Mortgage.

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         1.01.30 Mortgagor means any mortgagor or trustor of the real estate encumbered as security for a Mortgage Note.

         1.01.31 P & I means principal and interest.

         1.01.32 PMI means private mortgage insurance and refers, except where the context otherwise indicates, to the companies providing such insurance.

         1.01.33 Pending Disposition REO Property means REO Property which is, at the Transfer Date, subject to a pending written purchase and sale agreement.

         1.01.34 Pending Payoff Loan means a Mortgage Loan as to which Seller has, within the 30 days preceding the Sale Date, received a written request for beneficiary demand.

         1.01.35 Pending Sale Foreclosure Mortgage shall mean a Foreclosure Mortgage as to which a notice of sale has been published on or prior to the Transfer Date.

         1.01.36 Pool means a group of Mortgage Loans that collateralize a mortgage-backed security issue.

         1.01.37 Purchase Price is defined in Section 2.03.

         1.01.38 Records means Mortgage Loan Files, insurance files, tax records, collection records, copies of correspondence with the Borrower, Mortgage Documents, ledgers, computer printouts and other records, data or information relating to the Mortgage Loans, the Escrow Accounts, the Pools or as otherwise provided in this Agreement.

         1.01.39 REO Property means real property acquired by Seller upon foreclosure or deed in lieu of foreclosure in connection with the enforcement of a Mortgage Loan, including REO Property as defined in the Servicing Agreement.

         1.01.40 Sale Date is defined in Section 2.04.

         1.01.41 Servicing Agreement is defined in the third recital.

         1.01.42 Subservicing Fee is defined in Section 3.01.

         1.01.43 Servicing Rights means all of Seller's right to receive the servicing fee income and any and all ancillary or other income including, without limitation, late charge income, and all of Seller's right to hold and administer any related Escrows and the Records arising from or connected to any of the servicing of the Mortgage Loans, as of the Sale Date.

         1.01.44 T & I means taxes and insurance.

         1.01.45 Transfer Date is defined in Section 2.05.

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                                   ARTICLE II

                        BASIC TERMS OF PURCHASE AND SALE

Section 2.01      Purchase and Sale

         2.01.01 Purchase, Sale and Assumption. Buyer hereby agrees to buy from Seller and Seller hereby agrees to sell, transfer and assign to Buyer, in either case at the Sale Date, all right, title and interest of Seller in and to the Servicing Rights. Such sale shall be without recourse except as provided in this Agreement. Buyer agrees to assume all obligations in connection with the Servicing Rights arising on and after the Sale Date, subject to the approval of FNMA prior to the applicable Transfer Date.

Section 2.02      Class I and Class II Mortgage Loans

         2.02.01 Class I Mortgage Loans are Mortgage Loans which, as of the Sale Date, are neither (i) more than 60 days past due, (ii) Foreclosure Mortgages,
(iii) Bankruptcy Mortgages, (iv) in litigation (provided that this clause (iv) shall not include Mortgage Loans which were in litigation on the Initial Transfer Date, including the ARM Claim Mortgage Loans) (v) Mortgage Loans where the properties, in the sole discretion of Buyer, require substantial repairs due to natural disasters which occurred after the Initial Transfer Date, (vi) Mortgage Loans subject to a payment plan with property tax authorities where the Borrower is delinquent with respect to more than one payment required under such payment plan, (vii) Mortgage Loans with respect to which the Borrower is delinquent with respect to more than one installment of real property taxes or
(viii) Mortgage Loans which pay in full within 30 days after the applicable Sale Date. Any Mortgage Loan described in (i), (ii), (iii), (iv), (v), (vi) and (vii) above on the Sale Date and any Mortgage Loan which pays in full within such 30-day period, shall be deemed a Class II Mortgage Loan for purposes of this Agreement. Buyer shall have no obligation to pay for the Servicing Rights to any Class II Mortgage Loans; however, Servicing Rights with respect to Class II Mortgage Loans shall be transferred to and accepted under and subject to all terms of this Agreement. Buyer shall be entitled to a reduction in the Purchase Price for the Servicing Rights with respect to a Mortgage Loan in the event such Mortgage Loan pays in full on or before the expiration of the 30-day period following the Sale Date.

Section 2.03      Purchase Price and Terms of Payments

         2.03.01 Purchase Price. The Purchase Price shall be the result of multiplying 0.92% by the unpaid principal balance of all Class I Mortgage Loans as defined in Section 2.02., subject to adjustment as described in Section 2.02,
Section 2.03.03 and Section 2.03.04. On the Business Day prior to the Sale Date, the Purchase Price shall be estimated based upon the most recent available information regarding the Mortgage Loans, Accounts Receivable and Escrow Accounts (the "Estimated Purchase Price").

         2.03.02 Terms of Payment. The payment of the Purchase Price shall be as follows:

(A) 20% of the Estimated Purchase Price shall be paid to Seller by wire transfer of immediately available funds on the Sale Date.

(B) 70% of the Estimated Purchase Price shall be paid to Seller by wire transfer of immediately available funds on or before the expiration of seven Business Days after the Sale Date.

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(C) Any amounts (i) required to be paid by Buyer to Seller or by Seller to Buyer as a result of the reconciliations described in Sections 2.03.03 and 2.03.04 or
(ii) required to be paid by Seller to Buyer in respect of a Mortgage Loan which pays in full on or before the expiration of 30 days following the Sale Date, as provided in Section 2.02.01, in either case, shall be paid at the times prescribed in such sections.

(D) The remaining balance of the Purchase Price shall be paid to Seller by wire transfer of immediately available funds in increments (i) on the third Business Day after the delivery by Buyer of the schedule of the Document Exception Mortgage Loans, in an amount equal to the amount by which the remaining balance of the Purchase Price exceeds the product of $500.00 times the number of Document Exception Mortgage Loans set forth on such schedule; (ii) on the thirtieth day after the delivery by Buyer of the schedule of Document Exception Mortgage Loans in an amount equal to $500.00 for each Document Exception Mortgage Loan for which a complete Mortgage File has been received and accepted as such by Buyer during the preceding 30-day period, and (iii) on the expiration of each of two subsequent 30-day periods in an amount equal to $500.00 for each Document Exception Mortgage Loan for which a complete Mortgage File has been received and accepted as such by Buyer during the applicable 30-day period. If all required documentation has not been received within 90 days after the delivery of the schedule of Schedule of Document Exception Mortgage Loans pursuant to Section 2.08.02, Purchaser shall be entitled to retain the portion of the remaining Purchase Price held in accordance with this subparagraph (D).

         2.03.03 Verification of Estimated Purchase Price and Other Amounts to be Transferred (a) As soon as possible, but no later than within five (5) Business Days after the Sale Date, Seller shall determine with respect to the Mortgage Loans as of the Sale Date from its books and Records and promptly notify Buyer in writing of: (i) the aggregate outstanding principal balance of all Mortgage Loans; (ii) the aggregate principal balance of all Class I Mortgage Loans and Class II Mortgage Loans; (iii) the amount of all Accounts Receivable; and (iv) the amount of Escrow Accounts. All such amounts shall be reconciled by Seller to reports generated by the Seller's automated servicing system and to reports made to the Investors and all such reports shall be sent to the Buyer within five (5) Business Days after the Sale Date. Buyer shall notify Seller of any discrepancies identified as a result of such reconciliation promptly, and in any event within ten (10) Business Days of identification thereof. Any adjustment to the Purchase Price arising as a result of such reconciliation shall be promptly paid by Buyer to Seller, or by Seller to Buyer, as appropriate.

         2.03.04 Verification of Purchase Price and Other Amounts Transferred
(a) As soon as possible, but no later than within five (5) Business Days after the applicable Transfer Date, Seller shall determine with respect to the Mortgage Loans as of the Cutoff Date immediately preceding the applicable Transfer Date from its books and Records and promptly notify Buyer in writing of: (i) the aggregate outstanding principal balance of all Mortgage Loans; (ii) the aggregate principal balance of all Class II Mortgage Loans; (iii) the amount of all Accounts Receivable; and (iv) the amount of Escrow Accounts. All such amounts shall be reconciled by Seller to reports generated by Seller's automated servicing system and to reports made to the Investors and all such reports and reconcilements shall be sent to the Buyer within five (5) Business Days after the applicable Transfer Date. Buyer shall notify Seller of any discrepancies identified as a result of such reconciliation promptly, and in any event within ten (10) Business Days of identification thereof. Any adjustment to the Purchase Price arising as a result of such reconciliation shall be promptly paid by Buyer to Seller, or by Seller to Buyer, as appropriate.

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Section 2.04      Sale Date

         2.04.01 The Sale Date shall be: with respect to the Buyer Owned Mortgage Loans, July 1, 1999; and with respect to the Mortgage Loans in the FNMA Pool, September 1, 1999 or, if the Transfer Date for the Mortgage Loans in the FNMA Pool is extended pursuant to Section 2.05.01, to such date as so extended. The Servicing Rights shall be transferred to Buyer on the applicable Sale Date and Seller shall subservice the Mortgage Loans on behalf of Buyer, pursuant to
Section 3.01 below, from the Sale Date to the applicable Transfer Date.

Section 2.05      Transfer Date

         2.05.01 The applicable Transfer Date shall be the date on which the Buyer assumes the physical servicing administration of the Mortgage Loans. The Transfer Date shall be: with respect to the Buyer Owned Mortgage Loans, August 11, 1999; and with respect to the Mortgage Loans in the FNMA Pool, September 1, 1999; provided that in the event the conditions for transfer for such Mortgage Loans have not been met by either such date, the applicable Transfer Date shall be postponed at the option of Buyer until such conditions for transfer have been satisfied, but not to exceed 60 days. On the applicable Transfer Date, Buyer shall relieve Seller of its subservicing responsibilities for the Mortgage Loans transferred on such Transfer Date. The latest date for the posting of transactions by the Seller shall be the close of business July 31, 1999 for the Buyer Owned Mortgage Loans and August 30, 1999 for the Mortgage Loans in the FNMA Pool; provided that in the event the applicable Transfer Date is extended in accordance with this Section 2.05.01, such transaction posting deadline shall be extended a like number of days.

         2.05.02 On the applicable Transfer Date, Seller shall transfer to Buyer or its designee tax service contracts relating to each Mortgage Loan (each of which shall be a life-of-loan tax service contract), at no cost to Buyer.

         2.05.03 On the applicable Transfer Date, Seller shall transfer to Buyer or its designee flood insurance contracts relating to each Mortgage Loan (each of which shall be a life-of-loan flood insurance contract), at no cost to Buyer.

         2.05.04 On the applicable Transfer Date, Seller shall transfer to Buyer all REO Property acquired in connection with liquidation of a loan which is or was a Buyer Owned Mortgage Loan, except for any Pending Disposition REO Property, together with any REO Account maintained in accordance with the Servicing Agreement. On the applicable Transfer Date, Seller shall transfer all REO Property acquired in connection with liquidation of a loan which is or was a Mortgage Loan in the FNMA Pool, except any Pending Disposition REO Property, together with any account maintained in accordance with FNMA requirements, to the extent such treatment is consistent with FNMA requirements.

Section 2.06      Conditions of Sale

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         2.06.01 The obligations of Buyer hereunder shall be subject to the satisfaction of the following conditions or Buyer's written waiver thereof:

(A) Delivery by Seller to Buyer of FNMA's written approval of the transfer of Servicing Rights and responsibilities to Buyer prior to the applicable Transfer Date;

(B) The material accuracy of all representations and warranties of Seller as of the Sale Date and Transfer Date;

(C) Material compliance by Seller with all its obligations hereunder as of the Sale Date and the applicable Transfer Date;

(D) Approval by FNMA to transfer the Servicing Rights to the Buyer as contemplated herein;

(E) Seller shall have no knowledge of any litigation, legal or regulatory proceeding pending, threatened or contemplated against the Seller which would have a material adverse effect upon the related Servicing Agreements, the Mortgage Loans, the Servicing Rights, or the transactions contemplated herein, or the ability of the Seller to consummate the transaction contemplated herein or to perform the obligations of the Seller under this Agreement as of the Sale Date and the Transfer Date, except for such litigation, legal or regulatory proceedings which (i) were in existence on the Initial Transfer Date or, (ii) relate to an ARM Claim;

(F) Prior to Sale Date, Buyer's receipt of the resolution of the Board of Directors of the Seller acceptable to Buyer approving the execution of the delivery and performance of this Agreement certified by the Secretary or an Assistant Secretary of the Seller; and

(G) Approval of the OTS or any other regulatory agency having jurisdiction over the Buyer.

Buyer's election to close the transaction contemplated herein shall not be deemed to constitute a waiver of any inaccuracy of any representation or warranty or of any noncompliance by Seller of any of its obligations under this Agreement.

         2.06.02 The obligations of Seller hereunder shall be subject to the satisfaction of each of the following conditions or Seller's written waiver thereof:

(A) The material accuracy of all representations and warranties of Buyer as of the Sale Date and Transfer Date;

(B) Material compliance by Buyer with all its obligations hereunder as of the Sale Date and the applicable Transfer Date; and

(C) Approval by FNMA to transfer the Servicing Rights to the Buyer as contemplated herein.

         2.06.03 In the event of the failure of any condition set forth in
Section 2.06.01 or Section 2.06.02 prior to the applicable Transfer Date, after notice and a 15-day period during which Seller or Buyer, as applicable shall have the right to cure such failure, Buyer, with respect to the failure of any condition set forth in Section 2.06.01 and Seller, with respect to the failure of any condition set forth in Section 2.06.02, may elect to cancel and terminate this Agreement and forthwith receive refund of all sums paid to Seller together

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with per diem interest at the average Federal Funds Rate as published in the
Wall Street Journal during the period from payment by the Buyer through refund to the Buyer, and subservicing fees paid to Seller less any servicing fees actually remitted to Buyer in accordance with 3.01 from the date such funds were deposited with Seller through the date of cancellation or termination; provided, that in the event of the failure of the condition set forth in Section 2.06.01(A) or Section 2.06.02(C), Buyer or Seller shall be entitled to terminate this Agreement solely with respect to Mortgage Loans owned by the nonconsenting Investor.

Section 2.07      Division of Costs

         2.07.01 Seller shall pay all costs incurred by Seller in the performance of its obligations under this Agreement, including but not limited to fees for Seller's attorneys, accountants, Seller's computer service and related costs. Seller shall pay the applicable Investor transfer fee(s) for the Mortgage Loans transferred to the Buyer. Seller shall prepare individual assignments and interim or intervening assignments as required on each of the Mortgage Loans to complete the chain of title to the Buyer and/or Investor as applicable and as required by Investor guidelines, regulations or requirements, or state or federal law. Seller shall record all such assignments, if necessary, except those from Buyer to Investor, and deliver all unrecorded assignments to Buyer, within five (5) business days after the applicable Transfer Date, at its own expense. Prior to the expiration of five (5) business days after the applicable Transfer Date the Seller will deliver to the Buyer the Seller's certification that such assignments have been prepared as provided herein and mailed for recording and Seller shall deliver copies of such assignments sent for recording to the Buyer. All assignments sent for recording or copies thereof sent to Buyer shall contain the Seller's and Buyer's loan numbers. Substitutions of trustee, if necessary, are to be prepared and recorded on each individual loan, in each respective county at Seller's expense. On Buyer Owned Mortgage Loans, a Power of Attorney will be provided to Buyer to allow Buyer to execute all necessary documents to process foreclosures and or documents to discharge the lien and or any other documents needed to service the Mortgage Loans pursuant to the Agreement.

         2.07.02 Buyer shall pay all costs incurred by Buyer in the performance of its obligations under this Agreement including but not limited to fees for Buyer's attorneys, accountants, Buyer's computer services, and related costs.

Section 2.08      Transportation Costs

         2.08.01 Seller shall pay for all costs associated with the shipment of all Records and Mortgage Loan Files required to be transferred to Buyer or Buyer's Custodian hereunder. Seller shall bear the risk of loss during transit until such Records and files are received by the Buyer, or Buyer's Custodian.

Section 2.09 Document Exception Mortgage Loans. Within 90 calendar days from the applicable Transfer Date, Buyer shall transmit to Seller a schedule of Mortgage Loans with respect to which the Mortgage File does not contain all of the documents required by Exhibit B (the "Document Exception Mortgage Loans").

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Section 2.10 Provisions relating to Initial Sale Agreement. With respect to a
Mortgage Loan, on and after the applicable Transfer Date, any continuing obligation of any party as to such Mortgage Loan shall terminate; provided, however, that except as specified herein, the Initial Sale Agreement, including without limitation the provisions of Section 5.01.02 of the Initial Sale Agreement, shall continue in full force and effect. On and after the applicable Transfer Date, Seller agrees to transfer to Buyer all right, title and interest in and to the funds held by FNMA on behalf of Buyer under that certain Investment Agreement, as defined in the Sale Agreement Amendment. Buyer agrees to cooperate with Seller in connection with the termination or assignment of that certain Credit Enhancement Maintenance Agreement between Seller and FNMA.

Section 2.11 Provisions relating to Servicing Agreement. With respect to a Buyer Owned Mortgage Loan, on and after the Transfer Date relating to Buyer Owned Mortgage Loans, any continuing obligation of any party as to such Mortgage Loan shall terminate. Seller shall continue to be obligated to deal with any REO Property or Mortgage Loans not transferred to Buyer in accordance with the Servicing Agreement on and after such Transfer Date.

Section 2.12 Resolution of Preexisting Dispute. The Parties acknowledge the existence of a dispute relating to Loan No 97873 (Campos). Buyer contends that Seller was deficient in the performance of its obligations under the Servicing Agreement with respect to such loan, and Buyer unilaterally asserted a setoff against servicing cost reimbursements to compensate itself for the damages it alleged it suffered on account of the alleged deficient performance. Seller denies that its performance was deficient or that Buyer suffered any damages. The parties hereby agree to settle and compromise all of their disputes and release each other from all claims relating to the servicing of this loan and the offset. As settlement in full of all such disputes, and as an accord and satisfaction with respect thereto, Buyer shall pay to Seller, on the Sale Date with respect to the Buyer Owned Mortgage Loans, the sum of $14,000.

                                  ARTICLE III

                              COVENANTS OF SERVICER

Section 3.01 Servicing Duties Prior to and Subsequent to Transfer Date. (a) Seller shall subservice for Buyer, during the Interim Period, the Buyer Owned Mortgage Loans in accordance with the provisions of the Servicing Agreement (except as provided herein), applicable laws and regulations, and generally accepted prudent servicing standards. Notwithstanding anything to the contrary in the Servicing Agreement, Seller shall be entitled to a subservicing fee for such subservicing activities in an amount of $6.00 per loan per month (the "Subservicing Fee"). Buyer shall be entitled to Servicing Fees as provided in the Servicing Agreement on a pro-rata basis for the portion of the month prior to and including a Transfer Date, and shall be entitled to Subservicing Fees as provided herein on a pro-rata basis for the portion of the month following a Transfer Date. Such proration shall be computed on the basis of the outstanding balance of the Mortgage Loans transferred on the applicable Transfer Date (with respect to the Servicing Fee) and the last Business Day of the month (with respect to the Subservicing Fee), the number of days prior to and including such Transfer Date (with respect to the Servicing Fee) or after such Transfer Date and prior to and including the end of such month (with respect to the Subservicing Fee), and the total number of days in such month.

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         (b) Seller shall continue to service in accordance with the relevant provisions of the Servicing Agreement, and for no compensation all Pending Sale Foreclosure Mortgages on and after the Transfer Date until such time as such Pending Sale Foreclosure Mortgages are acquired as REO Property. Thereafter, Seller shall transfer such REO Property to Seller.

         (c) Seller shall administer and manage all Pending Disposition REO Property in accordance with the relevant provisions of the Servicing Agreement and for no compensation until such Pending Disposition REO Property is disposed, at which time the net proceeds of such disposition shall be remitted to Buyer.

         (d) Buyer shall reimburse Seller for all servicing advances made prior to the applicable Transfer Date and not previously reimbursed within 30 days after submission of documentation relating to such advance.

Section 3.02      Transfer of Records.

         3.02.01 At its sole expense, Seller shall deliver to Buyer all documents, files, reports and similar items as set forth in Exhibit B attached hereto organized in loan number order. All Mortgage Loan Files and microfiche jackets must be delivered to Buyer's office no later than the fifth (5th) Business Day after the applicable Transfer Date. Mortgage Loan Files shall be delivered to:

                  Fidelity Federal Bank, a Federal Savings Bank
                  4565 Colorado Boulevard
                  Los Angeles, CA  90039
                  Attn:  Robert Dalton

         3.02.02 All custodial files held by the Seller's Custodian shall be delivered to the office of Buyer's Custodian, or as otherwise directed by the Buyer, within five (5) Business Days after the Transfer Date.

         3.02.03 Custodial files for FNMA shall be delivered to: Same.

Section 3.03      Payments and Notices Received After Transfer Date

         3.03.01 Seller and Buyer acknowledge that, during the 90-day period after the applicable Transfer Date, all correspondence and funds received by Seller in connection with the Mortgage Loans, including, but not limited to, tax bills, insurance premiums, principal, interest, mortgage guaranty or mortgage insurance payment bills, insurance loss drafts, tax refunds and all other types of payments, are to be immediately paid over to the Buyer without offset or deduction. Buyer shall be entitled to the Servicing Fees and other servicing-related income on all such payments. During the first 60-day period such correspondence and funds shall be identified by the Seller by the Seller's loan numbers and shall be immediately delivered to the Buyer at the Seller's expense by overnight courier, for next Business Day delivery, at the address for notice to Buyer. During the ensuing 30-day period, Seller shall use regular mail to make such delivery to Buyer. In addition, the Seller shall deliver or cause to be delivered to the Buyer, as promptly as practicable after receipt by the Seller, copies of all correspondence received from any Borrower or otherwise relating to the Mortgage Loans. Following such 90-day period, all such funds and correspondence shall be returned by Seller to the sender with a letter of explanation, a copy of which letter shall be sent to the Buyer. Funds accepted by Seller shall be forwarded to Buyer with a letter of explanation.

Section 3.04      Service Bureau Cooperation

         3.04.01 The Seller and Buyer will timely cooperate, and will use commercially reasonable efforts to cause their respective service bureaus to timely cooperate, with each other and their respective service bureaus, such cooperation shall include without limitation the identification by Seller of its user-defined codes. Seller shall deliver or cause to be delivered a test tape, trial tape and an accurate conversion tape at the request of the Buyer. Seller will provide or cause to be provided a written report of all such reports, computer file layouts, and definitions as needed to facilitate automated transfer, which may be reasonably requested. Costs incurred by the Seller in the performance of these aforementioned requirements will be borne by the Seller.

Section 3.05      Investor Approvals and Costs

         3.05.01 Prior to the applicable Transfer Date, Seller shall have secured and delivered to the Buyer, the written applicable FNMA approvals, satisfactory to Buyer, to transfer the Servicing Rights contemplated hereunder, together with all requisite approvals for the transfer of custodial and trust documentation and funds (i.e., P&I and T&I) to Buyer.

         3.05.02 Seller will satisfy all FNMA requirements to transfer effectively the Servicing Rights from Seller to Buyer and pay and bear any and all fees imposed by FNMA to effect the transfer.

Section 3.06      Year-End Reporting

         3.06.01 Seller shall be responsible for all government and regulatory reporting pertaining to servicing activities prior to the applicable Transfer Date, including but not limited to all 1999 year-end Statements to the Mortgagors and to government agencies, such as Form 1099s, 1098s, K-1s and HMDA reporting. Buyer shall be responsible for all such reporting pertaining to servicing activities after the applicable Transfer Date.

Section 3.07      Interest on Escrow

         3.07.01 Seller shall indemnify and hold Buyer harmless from any and all claims, damages, costs and/or liabilities arising out of or in connection with Seller's obligations to pay interest on Escrow Accounts from the Initial Transfer Date to the applicable Transfer Date. At Seller's election, Seller shall post or cause to be posted accrued interest on each Escrow Account to the Borrower's account up to and including the Business Day prior to the applicable Transfer Date. In the event Seller does not elect to post interest on each Escrow Account in accordance with the preceding sentence, then, within five (5) business days after the applicable Transfer Date, Seller shall remit to Buyer a sum equal to the interest accrued on impounds as of the Sale Date along with reports separately detailing the accrued but unpaid interest as of the Sale Date and as of such Transfer Date.

Section 3.08      Notification to Mortgagors

         3.08.01 No later than 15 days prior to the applicable Transfer Date, Seller shall mail to all Mortgagors, at Seller's cost and expense, a notice advising them of the occurrence of the transfer contemplated hereby and when and where to make payments on and after such Transfer Date and such other disclosures as required by Investor or federal or state law. The letter effecting such notification shall be reviewed and accepted by Buyer prior to mailing to Mortgagors. In any event, such notification will be in compliance with all Investor, federal and state requirements. Buyer shall at its own expense, within the time period provided by applicable federal or state law, provide such notification required to be given by Buyer with respect to the transfer of Servicing Rights pursuant to this Agreement.

Section 3.09      Notification to Insurance Carriers

         3.09.01 Seller shall mail a notice to all appropriate insurance companies, with respect to the property securing each Mortgage Loan, of the occurrence of the transfer contemplated hereby and request the following:

                  a. The fire and extended coverage policy with respect to the property securing each Mortgage Loan shall name Buyer, its successors and assigns, as mortgagee;

                  b. The Private Mortgage Insurance companies and optional insurance companies Records shall reflect Buyer as servicer of the Mortgage Loans; and

                  c. Any flood insurance or hazard insurance policy, with respect to the property securing each Mortgage Loan, shall name Buyer, its successors and assigns as an insured and contain a lender's loss payable endorsement in favor of Buyer, its successors and assigns.

Section 3.10      Payment of Property Insurance and Mortgage Insurance Premiums

         3.10.01 Seller shall pay, or cause to be paid, prior to the applicable Transfer Date, all property and mortgage insurance premiums due prior to and including such Transfer Date and those due 30 days after such Transfer Date for any Mortgage Loan as to which an escrow or impound account has been established and shall use its reasonable best efforts, consistent with any obligations under the Servicing Agreement, to cause the payment of such premiums with respect to any other Mortgage Loan. On the applicable Transfer Date, Seller shall provide to Buyer a list of those loans on which insurance premiums are due but, despite Seller's best efforts, it has been unable to pay due to non receipt of premium billing or for other reasons outside of Sellers control. Seller agrees to forward to Buyer within three (3) Business Days of receipt all such insurance bills received by Seller. Seller shall use its reasonable best efforts, consistent with any obligations under the Servicing Agreement, to cause all policies of property and other insurance which have been force-placed by Seller to be transferred to Buyer.

Section 3.11      Payment of Property Taxes

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

         3.11.01 Seller shall pay, or cause to be paid, on all impounded loans, prior to the applicable Transfer Date, all real estate tax bills issued by the jurisdictions (including all interest, late payments and penalties in connection therewith) that are due to each taxing authority and relating to the property securing the Mortgage Loan, and shall use its reasonable best efforts, consistent with any obligations under the Servicing Agreement, to cause such real estate tax bills to be paid by the applicable Borrower on nonimpounded Mortgage Loans, prior to the applicable Transfer Date. Set forth on Schedule
3.11 is a list of all Mortgage Loans with delinquent taxes, setting forth the amount thereof and whether an impound has been established with respect to such Mortgage Loan. Seller agrees to forward to Buyer within three (3) Business Days of receipt thereof of all tax bills received by the Seller.

         3.11.02 Seller shall forward to Buyer, within three (3) Business Days after Seller's receipt thereof, all property tax bills received by Seller relating to the Mortgage Loans and which are due more than thirty (30) days after the applicable Transfer Date.

         3.11.03 For the first sixty days following the applicable Transfer Date, such delivery shall be made by overnight express service and shall be delivered to the address referenced in Section 3.03.01.

         3.11.04 Seller will insure that all tax identification information for each Mortgage Loan is maintained on Seller's servicing system to allow the automated transfer of such data on the applicable Transfer Date.

         3.11.05 Seller will load all available hazard insurance policy numbers in a manner that will allow automated transfer of such data on the applicable Transfer Date.

         3.11.06 Seller shall load all PMI Certificate numbers on Seller's servicing system to allow the automated transfer of such data on the applicable Transfer Date.

         3.11.07 Seller, prior to the applicable Transfer Date, shall correctly code all conventional insured loans on its system to allow the automated transfer of such data on the applicable Transfer Date.

         3.11.08 Seller shall insure that the appraisal values maintained on its system are accurate, as of the date of the last appraisal, prior to the applicable Transfer Date.

         3.11.09 Seller shall cause Fidelity Tax Service to perform an audit with respect to all Mortgage Loans to determine if there are any unpaid taxes outstanding as of the applicable Transfer Date (or the most recent practicable date prior thereto to the extent county tax records do not permit such an audit to be conducted as of such Transfer Date), and issue a certification to Buyer stating all taxes due have been paid, or list all such outstanding taxes due with explanations of why the taxes are not paid.

         3.11.10 On or before the applicable Transfer Date, Seller shall cause Seller's tax service to provide Buyer's tax service with all necessary data to facilitate the transfer of service without cost to Buyer.[resolution of life-of-loan issue to be discussed]

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

Section 3.12      Assumptions

         3.12.01 Simultaneously with the delivery of the Mortgage Loan Files after the applicable Transfer Date, Seller shall deliver to Buyer a list of Mortgage Loans on which Seller has received written notice of pending assumptions. Such list shall include the assuming Mortgagor's name and social security number, Seller's Mortgage Loan number, and, if any, the name and social security number of co-borrowers. Additionally, Seller shall provide to Buyer copies of any assumption instructions Seller has issued.

Section 3.13      Solicitation Rights of Buyer and Seller Solicitation
                  Prohibition

         3.13.01 From and after the Sale Date, Buyer and any of its affiliates, have the unconditional right to directly or indirectly solicit, by means of direct mail, telephonic or personal solicitation, or otherwise, the Borrower with respect to any of the Mortgage Loans subject to this Agreement, for purposes of prepayment, refinance, modification of such Mortgage Loans, optional insurance or for any related or other types of products or services offered by Buyer or any of its affiliates, for the life of such Mortgage Loans.

         3.13.02 From and after the date of this Agreement, Seller, its agents and affiliates, shall not directly or indirectly, solicit, for themselves or for any other party, and Seller shall exercise reasonable efforts to prevent any of its agents and affiliates from directly or indirectly soliciting, by means of direct mail, telephonic, personal solicitation, or otherwise, the Borrowers with respect to any of the Mortgage Loans subject to this Agreement, for purposes of prepayment, refinance, or modification of such Mortgage Loans, optional insurance or for any related or other types of products or services offered by Seller or any of its affiliates or agents, for the life of such Mortgage Loans. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Seller or any affiliate of Seller which are directed at the general public at large or to Seller's depositors and other non-mortgage customers, including without limitation mass-mailings based on commercially acquired mailing lists, and newspaper, radio and television, internet and web page advertisements, shall not constitute solicitation under this section.

Section 3.14      Powers of Attorney

         3.14.01 Seller shall endorse to Buyer, on and after the Transfer Date, Mortgage Loan Payment checks, loss draft checks relating to Mortgage Loans and similar items. On the Transfer Date, Seller shall deliver to Buyer a special power of attorney, in a form satisfactory to Buyer and its counsel, empowering Buyer to endorse in the name of Seller, Mortgage Loan payment checks, loss draft checks relating to Mortgage Loans, and similar items to Buyer. Such power of attorney shall be solely for use in the event Seller inadvertently fails to endorse an item over to Buyer. Such power of attorney shall expire on December 31, 1999.

Section 3.15      Escrow and Escrow Analysis

         3.15.01 All negative escrow or impound balances will be researched and analyzed prior to transfer and shall be reported to Buyer. Seller shall, at its own cost and expense, provide short-year statements in compliance with RESPA and shall furnish a copy of each such short-year statement to Buyer. Seller acknowledges that Buyer will rely upon such short-year statement in connection with its escrow accounting activities with respect to the Mortgage Loans and agrees that such short-year statements will be true and correct in all material respects.

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

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01      General Representation and Warranties of Seller

         4.01.01 Seller hereby represents and warrants that as of the Sale Date and as of the applicable Transfer Date:

         4.01.02 Seller is duly organized and validly existing as a federally chartered savings association, with full corporate authority to enter into and perform its obligations under this Agreement.

         4.01.03 This Agreement has been duly authorized by all requisite corporate action of Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to laws respecting bankruptcy, receivership, insolvency and other laws affecting creditors' rights generally and the rights of creditors of federally insured financial institutions, and further subject to limitations on the availability of equitable remedies.

         4.01.04 Seller owns the Servicing Rights, and has the power to transfer the Servicing Rights free and clear of any claim, lien, encumbrance or charge, subject to any approval rights of FNMA or any Investor, and is aware of no adverse claims to or encumbrances on such rights. Seller has the sole right and authority to sell the Servicing Rights to Buyer and is not contractually or otherwise obligated to sell the Servicing Rights to any other party. Neither the Mortgage Loans nor the Servicing Rights are hypothecated, assigned or pledged as collateral for any obligations of Seller.

         4.01.05 Neither the execution of this Agreement nor the consummation of the transactions contemplated herein constitutes a violation of Seller's charter or bylaws, is a breach of or constitutes an event of default under, or conflicts with any contract, loan agreement, indenture, mortgage or other undertaking to which Seller is subject, nor violates any outstanding judgment, order, injunction, law, rule or regulations to which Seller is subject or by which it or its properties may be bound.

         4.01.06 No authorization, approval or consent of or declaration of filing including, but not limited to, any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with any governmental authority or regulatory body, Federal, State or local, is necessary or required of the Seller in connection with the execution and delivery of this Agreement or the performance by the Seller, except approval from the Investor for the transfer of the Servicing Rights to the Buyer.

         4.01.07 The Seller has not, and has not permitted any third party to, solicit the Borrowers for refinancing of the Mortgage Loans within 90 days prior to the date of this Agreement; PROVIDED, that general mass media solicitations, including through the media of television, radio, internet, web page or print advertisements not targeted to such Borrowers shall not constitute a breach or exception to the foregoing representation and warranty.

Section 4.02 Representations and Warranties of Seller Relating to the Pools and Servicing Rights: Seller represents and warrants that as of the date hereof and as of the Sale Date:

         4.02.01 Seller is duly and validly authorized to sell, assign and transfer the Servicing Rights, and the sale is be in compliance with all laws, regulations and guidelines under which Seller operates, subject to approval of such transfer by the Investors on or prior to the applicable Transfer Date.

         4.02.02 Except for any such contract entered into with FNMA, the Seller has not entered into any contract affecting the Servicing Rights which is or will be binding to Buyer.

Section 4.03 Representations and Warranties of Seller Relating to the Servicing of the Mortgage Loans: Seller represents and warrants that as of the Sale Date and the Transfer Date, provided that any representation or warranty that relates to any event prior to the Sale Date or Transfer Date shall be deemed to be limited to that period of time commencing on the Initial Transfer Date and ending on the Sale Date or Transfer Date, as applicable:

         4.03.01 (i) The unpaid balances of the Mortgage Loans are as stated on Exhibit A. All payments received by Seller with respect to any Mortgage Loan have been remitted and properly accounted for as required by the Investors.

                  (ii) No payment of principal or interest on any such Mortgage Loan has been forgiven, suspended or rescheduled except as disclosed in writing to Buyer and no waiver, alteration or modification has been made to the terms or provisions of such Mortgage Loans except as allowed by Investor guidelines, regulations or requirements.

         4.03.02 There are no actions, claims, litigation, lawsuits or governmental investigations pending or, to the knowledge of the Seller, threatened that relate to the Servicing Rights, the Mortgage Loans or any of them, other than usual and customary actions such as foreclosure proceedings and the ARM Claims.

         4.03.03 Seller has and will keep in full force and effect an errors and omissions policy with respect to its servicing operations and a financial institution's fidelity blanket bond in an amount sufficient to comply with Investor guidelines. Such policies shall be maintained for a period of no less than one year subsequent to any Transfer Date.

         4.03.04 There is in force with respect to mortgaged property subject to any Mortgage Loan, (i) a hazard insurance policy issued by an insurance carrier, which provides at a minimum for fire and extended coverage in an amount not less than the outstanding principal balance of the Mortgage Loan or guaranteed replacement value of improvements, whichever is less, and, conforms with Investor guidelines and applicable statutes and (ii) if required by the flood Disaster Protection Act of 1973, a flood insurance policy in an amount representing coverage not less than the lesser of: (1) the outstanding principal balance, or (2) the maximum amount of insurance which is available under such Act.

         4.03.05 The Accounts Receivable are valid and existing accounts owing to Seller, and are carried on the books of Seller at values determined in accordance with generally accepted accounting principles, and are not subject to any setoffs or claims of the account debtor arising from acts or omissions of, or otherwise known to, Seller.

         4.03.06 The Seller will, at the applicable Transfer Date, provide a report satisfactory in form and content to the Buyer to substantiate compliance with Internal Revenue Service and other applicable U.S. Treasury Department regulations and requirements applicable to reporting of interest and obtaining Social Security numbers. The Seller also agrees to provide the certification of an authorized officer of the Seller certifying that the Seller has complied with all Internal Revenue Service and U.S. Treasury Department requirements for due diligence in obtaining and maintaining tax identification numbers for each Mortgage Loan. In addition to the foregoing, the Seller agrees to reimburse the Buyer for any and all penalties and/or costs incurred because of Internal Revenue Service and/or U.S. Treasury Department requirements for any missing tax identification numbers and forms incurred as a result of infractions which occurred prior to the applicable Transfer Date.

         4.03.07 All Investor Pools have been properly certified and/or recertified as required by Investor requirements and otherwise comply with all Investor requirements and regulations.

Section 4.04 Representations and Warranties Relating to Mortgage Loans. Seller represents and warrants that as of the Sale Date and Transfer Date, provided that any representation or warranty that relates to any event prior to the Sale Date or Transfer Date shall be deemed to be limited to that period of time commencing on the Initial Transfer Date and ending on the Sale Date or Transfer Date, as applicable:

         4.04.01 Seller has received no notice as to any Mortgage Loan (i) that the Mortgage Note and the related Mortgage are not genuine or are not a legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms; (ii) that any party to the Mortgage Note and the Mortgage did not have legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties, and is properly assigned in the name of the Investor.

         4.04.02 The terms of each Mortgage Note and Mortgage have not been modified, no party thereto has been released in whole or in part and no part of the mortgaged property has been released unless approved by the Investor, if required.

         4.04.03 To Seller's knowledge there are no uninsured casualty losses or casualty losses, where coinsurance has been, or Seller has reason to believe it will be, claimed by the insurance company or where the loss, exclusive of contents, is greater than the net recovery from the hazard insurance carrier. No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purposes except to make repairs to the mortgaged premises or as otherwise allowed by the Investor. All damages with respect to which casualty insurance proceeds have been received by or through Seller have been properly repaired or are in the process of such repair with such proceeds in accordance with Investor requirements, regulations and guidelines.

         4.04.04 All other documentation with respect to the Mortgage Loans has been properly and accurately completed and executed and all documents required by the Investor and necessary to service the Mortgage Loans are in Mortgage Loan Files or such documentation is held in the Seller's Pool custodial files held by the Seller's document custodian.

         4.04.05 The PMI premiums, if applicable, have been paid. Seller has not acted or failed to act in any manner, the effect of which with respect to each Mortgage Loan would be to invalidate the contract of insurance or guarantee with the PMI carriers.

         4.04.06 Each Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury and no Mortgage Loan is usurious.

         4.04.07 Seller has no knowledge of damage to the property securing a Mortgage Loan by fire, windstorm or other casualty, or any other circumstances or conditions which would cause any Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loans. If timely repair is presently being undertaken with casualty insurance proceeds or an insurance claim is being processed with the appropriate insurance company, no breach of this warranty shall occur provided the repaired property securing a Mortgage Loan is restored to substantially the same condition it was in prior to the casualty.

         4.04.08 Seller and Buyer acknowledge that Buyer, as seller and investor under the Initial Sale Agreement, instructed Seller, as buyer and servicer under the Initial Sale Agreement, to service the ARM Claim Mortgage Loans substantially in the same manner as Buyer, as seller and investor under the Initial Sale Agreement, did prior to the Initial Transfer Date, and that compliance with the requirements of this Section 4.04.08 and Sections 4.04.13 and 4.04.17, to the extent of those instructions, is the responsibility of Buyer. Except as provided in the previous sentence, to Mortgage Loan has been serviced in violation of (a) any applicable federal or state law or regulation, or (b) the rules, regulations or requirements of (i) any regulatory agency having jurisdiction over Seller or (ii) any insurance company in any way associated with any Mortgage Loan, the effect of which violation, (1) would impair, invalidate or reduce (i) any Investor approvals, (ii) any private insurer (iii) any title insurance policy, (iv) any hazard insurance policy, (v) any flood insurance policy required by the National Flood Insurance Act of 1968 as amended, (vi) any tax liens or assessment or (vii) any fidelity bond direct surety bond or errors and omissions insurance required by FNMA and private mortgage insurer, or any investor; or (2) would result in a breach of a representation or warranty made by Seller to Buyer or its successors and assigns hereunder or made by Seller to any Investor; or (3) would result in Buyer, or its permitted assigns, having to repurchase or incur curtailment of full reimbursement or enter into any form of indemnification agreement with respect to such Mortgage Loan, or pay a fine.

         4.04.09 Seller has properly conducted an escrow analysis for each Mortgage Loan during the preceding twelve month period ending on the applicable Transfer Date in compliance with federal, state and RESPA regulations. All books and conditions with respect to each Mortgage Loan are in good condition and shall have been adjusted to reflect properly the results of the escrow analysis. Seller shall have delivered notification to the Mortgagor under each Mortgage Loan of all payment adjustments resulting from such escrow analysis.

         4.04.10 Seller has not been informed that any property subject to a Mortgage has been or will be condemned, except if such condemnation will not have a material adverse effect on the value of such property or its status as security for a Mortgage Loan.

         4.04.11 All documents submitted, to the extent generated after the Initial Transfer Date, are genuine, and all other representations as to each such Mortgage Loan are true and correct and meet the requirements and specifications of all parts of this Agreement.

         4.04.12 Seller represents that to the best of its knowledge as of the applicable Transfer Date there are no properties securing mortgage Loans subject to this Agreement which are subject to any homeowner's assessment which impairs or could impair the first lien priority on such properties.

         4.04.13 All Mortgage Loans have been properly serviced in all material respects in accordance with Investor guidelines, regulations and requirements.

         4.04.14 Where applicable law requires the payment of interest on Escrow Accounts, all such interest has been properly accrued and credited.

         4.04.15 To the best of Seller's knowledge, each Mortgage Loan that may have been damaged due to earthquake, flood, fire or other natural disaster has been fully repaired and restored, each loan file will have documentation to substantiate required major repairs.

         4.04.16 Each Mortgage Loan has in effect a lender's policy of title insurance that extends coverage to its successors and assigns as additional named insured of said policy of title insurance running for the benefit of the Seller, its successors or assigns, and to Seller's knowledge, no event has occurred which would have the effect of invalidating such title insurance policy.

         4.04.17 All interest rate adjustments with respect to adjustable rate mortgage loans, including those which have converted to fixed rate mortgage loans, including periodic adjustments and the conversion adjustment, have been
(a) calculated properly; and (b) made in accordance with (i) the terms of the related Mortgage Note and (ii) applicable law.

Section 4.05      Representations and Warranties of Buyer

         4.05.01 Buyer hereby represents and warrants as follows:

         4.05.02 Buyer is duly organized and validly existing as a federally chartered savings institution, with full corporate authority to enter into and perform its obligations under this Agreement.

         4.05.03 This Agreement has been duly authorized by all requisite corporate action of Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to laws respecting bankruptcy, receivership, insolvency and other laws affecting creditors' rights generally and the rights of creditors of federally insured financial institutions, and further subject to limitations on the availability of equitable remedies.

         4.05.04 Neither the execution of this Agreement nor the consummation of the transactions contemplated herein constitutes a violation of Buyer's charter or bylaws, is a breach of or constitutes an event of default under, or conflicts with any contract, loan agreement, indenture, mortgage or other undertaking to which Buyer is subject, nor violates any outstanding judgment, order, injunction, law, rule or regulations to which Seller is subject or by which it or its properties may be bound.

         4.05.05 There is no litigation, legal proceedings, or regulatory actions pending, or threatened against the Buyer which can reasonably be expected to have a material adverse effect upon this Agreement, or the transaction contemplated hereunder, or Buyer's ability to perform its obligations hereunder.

         4.05.06 No authorization, approval or consent of, or declaration of filing including, but not limited to, any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with any governmental authority or regulatory body, federal, state or local, is necessary or required of Buyer in connection with the execution and delivery of this Agreement or the performance by Buyer hereunder, except approval from FNMA for the transfer of the Servicing Rights to Buyer and any required approval of the OTS.

Section 4.06      Survival

         4.06.01 All representations and warranties contained herein, and all rights of the parties arising hereunder, shall remain in force for the life of each Mortgage Loan and for one (1) year thereafter relative to the Mortgage Loans, Mortgage Documents and Mortgage Loan files, and for a period of ten (10) years after Transfer Date(s) relative to the servicing of the Mortgage Loans. Notwithstanding the foregoing, the indemnification obligation of Buyer under
Section 5.02.01 of the Initial Sale Agreement shall survive for the period provided therein.

                                   ARTICLE V

Section 5.01      Indemnification of Buyer by Seller

         5.01.01 Seller hereby agrees to defend and indemnify and hold Buyer, and Buyer's stockholders, directors, officers and employees, harmless, against any claim, cause of action, suit, proceeding or demand, and any and all losses, liabilities, costs and expenses of any nature whatsoever associated therewith ("Buyer's Claims") arising out of, or in connection with, directly or indirectly, any breach of any representation or warranty or any other obligation of Seller under this Agreement or the Servicing Agreement or otherwise, resulting from any state of facts and or conditions existing (i) on or before the applicable Transfer Date but after the Initial Transfer Date and (ii) on or after the applicable Transfer Date as to the Pending Sale Foreclosure Mortgages and the Pending Disposition REO Property involving the Servicing Rights, Mortgage Loans, Pools, Pending Sale Foreclosure Mortgages and REO Property, including without limitation the Pending Disposition REO Property subject to this Agreement, including but not limited to:

(A) In the event any Investor requests or demands repurchase of any Mortgage Loan and/or the Servicing Rights to which are transferred under this Agreement, for any reason, or requires Buyer to indemnify such Investor with respect to a Mortgage Loan, Seller shall indemnify and hold Buyer harmless and make Buyer whole pursuant to any such repurchase and indemnity required or demanded by Investor. This shall include, but is not limited to Seller agreeing upon Buyer's demand to repurchase any Mortgage Loan and Repurchase the Servicing Rights where there occurred fraud by the Borrower, Mortgagor, or any other party, whether or not Seller had reason to believe or know that such fraud occurred or existed; provided, however that notwithstanding the foregoing, Buyer's Claims involving misrepresentations, breach of warranty or nonfulfillment of any agreement, duty or obligation of Seller involving the Pools, Mortgage, Mortgage Loans, or this Agreement and based upon a state of facts existing on or before the Initial Transfer Date shall not be subject to indemnification by Seller.

(B) Any and all Buyer's Claims involving unfair collection practices, failure to disclose, deceptive acts or practices, breach of contract, the collection of usurious interest and the like, pertaining to the subject matter of this Agreement, and based upon a state of facts existing on or after the Initial Transfer Date.

(C) Any and all Buyer's Claims involving tax and insurance payments or escrow deposits relating to the subject matter of this Agreement upon which tax and insurance escrow deposits are provided for in the instruments securing the Mortgage Loans and which were payable on or after the Initial Transfer Date.

(D) Any misrepresentation made by Seller pursuant to this Agreement, or in any schedule, statement or certificate furnished by Seller pursuant to this Agreement.

(E) Any breach of a representation or warranty by Seller, or the nonfulfillment of any covenant or obligation of Seller contained in this Agreement, or in any schedule, statement or certificate furnished by Seller pursuant to this Agreement.

         5.01.02 This indemnity of the Buyer by the Seller provided in this
Article V shall remain in full force and effect regardless of any investigation made by Buyer or its representatives.

         5.01.03 The indemnity of the Buyer by the Seller provided in this
Section 5.01 shall remain in full force and effect for as long the representations and warranties survive.

Section 5.02      Indemnification of Seller by Buyer

         5.02.01 Buyer hereby agrees to indemnify and hold Seller harmless against any claim, cause of action, suit, proceeding or demand, and any and all losses, liabilities, costs and expenses of any nature whatsoever associated therewith ("Seller's Claims") arising out of, or in connection with, directly or indirectly, any breach of any representation or warranty or any other obligation of Buyer under this Agreement, any state of facts existing after the Transfer Date which (except for any Seller's Claims which arise out of, or in connection with, directly or indirectly, an ARM Claim or an ARM Claim Mortgage Loan) did not exist prior to the Transfer Date, involving the Servicing Rights, Mortgage Loans and/or Pools subject to this Agreement, whether or not such Seller's Claims relate to the Servicing Rights, or this Agreement including but not limited to:

(A) Any and all Seller's Claims involving unfair collection practices, failure to disclose, deceptive acts or practices, breach of contract, the collection of usurious interest and the like, pertaining to the subject matter of this Agreement, and based upon a state of facts existing after the applicable Transfer Date, which did not exist prior to the applicable Transfer Date.

(B) Any misrepresentation made by Buyer pursuant to this Agreement, or in any schedule, statement or certificate furnished by Buyer pursuant to this Agreement.

(C) Any breach of warranty by Buyer, or the nonfulfillment of any covenant of Buyer contained in this Agreement, or in any schedule, statement or certificate furnished by Buyer pursuant to this Agreement.

(D) Any and all actions of Buyer, its employees, representatives and agents, whether by omission or commission, pertaining to the subject matter of the Agreement and occurring after the applicable Transfer Date, which (except as otherwise provided in the preamble to this Section 5.02.01) did not exist prior to the applicable Transfer Date, which materially adversely affect the enforceability of the instruments securing a Mortgage Loan or the collectability of the Mortgage Notes.

There shall be excluded from the foregoing indemnification provision any claim, cause of action, suit, proceeding or demand, and any and all losses, liabilities, costs and expenses of any nature whatsoever associated therewith arising out of, or in connection with, directly or indirectly, the activities of Seller in connection with its servicing, or administration, after the Transfer Date of the Pending Foreclosure Mortgage Loans and the Pending Disposition REO Property.

Section 5.03      Notification of Claims for Indemnification

         5.03.01 Buyer agrees to promptly notify Seller in writing of the existence of any fact known to Buyer giving rise to any obligations of Seller under Section 5.01.01, and any fact known to Buyer which may give rise to any such obligations. Buyer agrees promptly to notify Seller of the making of such Claim or the commencement of such action by a third party as and when same becomes known to Buyer. Seller shall be entitled to participate in the defense of any action brought by a third party against Buyer, which may give rise to any obligation of Seller, and, at its election, to direct the defense thereof at Seller's own expense. In the event that any cost, expense, judgment or award is incurred by or levied against Buyer where Seller has undertaken the defense of any such action, Seller shall pay or reimburse the full amount of any such cost, expense, judgment or award to or for the benefit of Buyer. Seller shall have thirty (30) days from receipt of such notice, in accordance with Section 6.05, to cure the condition or state of facts giving rise to any obligations of Seller under Section 5.01.01. Unless Buyer or Seller is required by an Investor to repurchase a Mortgage Loan or indemnify an Investor with respect to a Mortgage Loan in the meantime, in no event shall Seller be required to repurchase any Mortgage Loan, pay any money or tender any performance under Section 5.01.01 until the expiration of this thirty (30) day period. If Seller elects to defend any actions in accordance with this Section, Seller shall not be liable under
Section 5.01.01 for the payment of legal fees of Buyer with respect to such action, from and after the date that Seller assumes such defense.

         5.03.02 Seller agrees to promptly notify Buyer in writing of the existence of any fact know to Seller giving rise to any obligations of Buyer under Section 5.02.01, hereof or elsewhere in this Agreement and, in the case of any Claim or any litigation brought by a third party, any fact known to Seller which may give rise to any such obligations. Seller agrees promptly to notify Buyer of the making of such claim or the commencement of such action by a third party as and when same becomes known to Seller. Buyer shall be entitled to participate in the defense of any action brought by a third party against Seller which may give rise to any obligation of Buyer, and, at its election, to direct the defense thereof at its own expense. In the event that any cost, expense, judgment or award is incurred by or levied against Seller where Buyer has undertaken the defense of any such action, Buyer shall pay or reimburse the full amount of any such cost, expense, judgment or award to or for the benefit of Seller. Buyer shall have thirty (30) days from receipt of such notice, in accordance with Section 6.07, to cure the condition or state of facts giving rise to any obligations of Seller under Section 5.02.01. In no event shall Buyer be required to pay any money or tender any performance under Section 5.02.01 until the expiration of this thirty (30) day period. If Buyer elects to defend any actions in accordance with this Section, Buyer shall not be liable under
Article V for the payment of legal fees and expenses of Seller with respect to such action, from and after the date that Buyer assumes such defense.

         5.03.03 For purposes of Article V, the term "Mortgage Loan(s)" shall include within its definition Foreclosure Mortgages if any Foreclosure Mortgages are transferred to Buyer pursuant to this Agreement.

                                   ARTICLE VI

                                 LOAN REPURCHASE

Section 6.01      Seller's Repurchase After Sale Date.

         6.01.01 If (i) Buyer is required to repurchase any Mortgage Loan by any Investor after the Sale Date or (ii) Buyer concludes that a Mortgage Loan has been impaired so as to materially and adversely affect its value as an asset, in the case of either clause (i) or clause (ii), for reasons resulting from (x) improper, incorrect, missing and or fraudulent documentation related to a Mortgage Loan which was created by Seller prior to the applicable Transfer Date but after the Initial Transfer Date, (y) a breach of Seller's representations and warranties or other obligations hereunder or under the Servicing Agreement
(z) Seller's improper pooling, errors, omissions, origination or servicing of such Mortgage Loan prior to the applicable Transfer Date but after the Initial Transfer Date or for reasons relating to the certification status of the pools, Seller, at the request of Buyer, and in addition to any indemnification obligations hereunder, shall reimburse Buyer for the sum of (a) the outstanding balance of such Mortgage Loan and (b) the Purchase Price for the Servicing Rights determined hereunder attributable to such Mortgage Loan, and shall repurchase such Mortgage Loan and the Servicing Rights on the earlier of thirty
(30) days of Buyer's written demand or the date by which the Investor has requested Buyer to indemnify or to repurchase the Mortgage Loan. The funds to be provided by Seller to Buyer pursuant to this section shall be the unpaid principal balance and any accrued unpaid interest paid by Buyer to Investor, plus any unpaid advances, plus any Purchase Price with respect to the Servicing Rights paid for the Mortgage Loan under this Agreement.

         6.01.02 In the event of a breach of Seller's representations and warranties or other obligations hereunder or under the Servicing Agreement, or Seller's improper pooling, errors, omissions, origination or servicing of such Mortgage Loan prior to the applicable Transfer Date but after the Initial Transfer Date or for reasons relating to the certification status of the pools, where such breach or improper pooling, error, omission, origination or servicing materially and adversely affects the value of the Servicing Rights as an asset

(but which does not materially and adversely affect the value or the related Mortgage Loan as an asset) Seller, at the request of Buyer, and in addition to any indemnification obligations hereunder, shall reimburse Buyer for the Purchase Price for the Servicing Rights determined hereunder attributable to such Mortgage Loan, within thirty (30) days of Buyer's written demand. The funds to be provided by Seller to Buyer pursuant to this section shall be the Purchase Price for such Servicing Rights, plus any unpaid advances.

Section 6.02      Seller's Right to Contest Repurchase

         6.02.01 Seller shall have the right to contest any repurchase request of Buyer or any Investor, pursuant, in the case of a repurchase request of an Investor, to the Investor requirements and within the Investor time limits as they may be extended. However, if Buyer, pursuant to an Investor request, is required to repurchase or if Buyer suffers any damages in the meantime, then Seller shall, notwithstanding any contest or defense, repurchase the Mortgage Loan and otherwise make Buyer whole at the time of Buyer's request.

Section 6.03      Buyer's Repurchase

         6.03.01 If Buyer should be required to repurchase any Mortgage Loan by any Investor, at any time after the Sale Date for reasons resulting from the improper servicing, error or omission of Buyer, then Seller shall not be responsible for any reimbursement with respect to such Mortgage Loan.

Section 6.04      Seller's Cure Rights

         6.04.01 Within 30 days of Seller's receipt of a notice from Buyer of a claim under Article V or a repurchase or indemnity request under this Agreement, Seller shall cure the condition or state of facts giving rise to such claim or if a cure cannot reasonably be completed within such 30 day period, Seller shall have commenced a cure for and hereby agrees to diligently pursue such cure to completion provided, however, Seller may continue to pursue such cure for a reasonable time beyond the 30 day period for so long as Buyer is not required by an Investor to repurchase or indemnify the Investor with respect to the Mortgage Loan which is the subject of the cure. However, if Buyer, pursuant to an Investor request, has to repurchase, indemnify or if Buyer suffers any damages in the meantime, then Seller shall, notwithstanding any cure or cure period, repurchase the Mortgage Loan and otherwise make Buyer whole at the time of Buyer's request.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01      Integration

         7.01.01 This Agreement and the documents referred to herein, including without limitation the Initial Sale Agreement and the Servicing Agreement, constitute a final and complete integration of the agreement of the parties respecting the subject matter hereof, thereby superseding all previous or contemporaneous oral and written agreements. There are no contemporaneous oral agreements relating to the subject matter of this Agreement.

Section 7.02      Modification

         7.02.01 This Agreement may not be changed orally but only by an agreement in writing signed by all parties. Subject to the foregoing, any of the terms or conditions of this Agreement may be waived or modified at any time by the party entitled to the benefit thereof, but no such waiver, express or implied, shall affect or impair the right of the waiving party to require observance, performance or satisfaction of either (1) the same term or condition as it applied to a subsequent or previous occasion of (2) any other term or condition hereof.

Section 7.03      Successors

         7.03.01 This Agreement shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of each party.

Section 7.04      Governing Law

         7.04.01 This Agreement is entered into and its construction and rights, remedies and obligations arising by, under, through, or an account of it shall be governed by the laws of the State of California.

Section 7.05      Assignability

         7.05.01 Buyer shall have the right, without Seller's consent, to assign and transfer this Agreement and all rights, obligations, benefits, privileges and agreements of Buyer hereunder provided, however, Buyer shall not be permitted to assign and transfer this Agreement without Seller's consent, which consent shall not be unreasonably withheld, prior to the payment by Buyer to Seller of 100% of the Purchase Price. No assignment of this Agreement nor any rights, obligations, privileges and agreements of Buyer hereunder shall relieve Buyer of any indemnification obligation hereunder.

Section 7.06      Notices

         7.06.01 Any notice provided for or permitted hereunder shall be in writing and sent by first class mail, addressed to the parties at the address for such party set forth in the preamble hereof. All such notices shall be addressed to the attention of the Bobbi J. Koehler, Senior Vice President, of Seller and Keith Palmer, Vice President, Loan Administration for the Buyer. The giving of notice shall be complete three (3) Business Days after depositing of it, properly addressed and postage prepaid, with the United States Postal Service.. Address for notices may be changed by giving notice hereunder in accordance with the requirements of this section.

Section 7.07      Attorney Fees, Costs, Etc.

         7.07.01 If any action at law or in equity, including an action for declaration relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.

Section 7.08      Independent Contractor

         7.08.01 At no time shall Seller represent that it is acting as an agent for or on behalf of Buyer. At all times, Seller shall act as an independent contractor. At no time shall Buyer represent that it is acting as an agent for or on behalf of the Seller. At all times Buyer shall act as an independent contractor.

Section 7.09      Broker's Fees

         7.09.01 Each party will indemnify the other against claims by any person claiming a finder's fee, commission, transfer or termination fee in connection with the negotiation or consummation of this Agreement or the transaction contemplated hereby.

Section 7.10      Counterparts

         7.10.01 This Agreement may be executed in multiple counterparts, each of which shall be an original regardless of whether all parties sign the document. Regardless of the number of counterparts, they shall constitute only one Agreement.

Section 7.11      Documentation

         7.11.01 Prior to the applicable Transfer Date, Seller shall deliver to Buyer a certification from the Seller or its Custodian that all Pools are documented and certified in accordance with Investor guidelines and applicable law and regulations. Seller will deliver a copy of the inventory of Pools with such certification. Such inventory and certification shall be in a form and content satisfactory to Buyer. Seller will have their document custodian(s) contact Buyer by letter to provide a status report of all Pools under their control that are to be transferred as contemplated hereunder. Such custodian status reports (if applicable) will be delivered to Buyer each month until the transfer is completed and such reports will commence no later than thirty (30) days after the applicable Transfer Date.

         7.11.02 Not later than the applicable Transfer Date, Seller shall deliver to Buyer a certification from the Seller that all original documents including the Mortgage Note, PMI, title policy assignments to Investor, intervening assignments not properly held by the custodian or Investor are held by the Seller for each of the Mortgage Loans, and all such documents have been inventoried and accounted for by the Seller. Seller shall deliver to Buyer a copy of said inventory with such certification and inventory in a form and content satisfactory to the Buyer, by placing a copy of all such documents in the Seller's servicing file, identified with the Seller's loan number, for delivery to Buyer together with a copy of said inventory on the applicable Transfer Date.

         7.11.03 All servicing files will be organized and fastened on file folders that are clearly labeled with the Mortgagor's name and loan number as specified by Buyer.

         7.11.04 Original loan documents for each loan held by the custodian will be filed in a separate file, labeled with the loan and Pool/PC number (if applicable). In addition, all Pool documents will be filed in a separate "Master Pool File" for each Pool held by the custodian, in compliance with all Investor guidelines.

         7.11.05 Seller shall provide Buyer a schedule indicating the location of all the original documents described in Exhibit B for the Mortgage Loans not later than the applicable Transfer Date.

Section 7.12      Effect of Termination in Part

         7.12.01 Upon termination of this Agreement in part upon the failure of the condition set forth in Section 2.06.01(A) or 2.06.02(C), (i) all right, title and interest in the Servicing Rights relating to the Mortgage Loans affected by such termination shall revert to Seller, (ii) Seller shall refund to Buyer any and all portions of the Purchase Price, together with interest, previously paid to the Seller and attributable to such Mortgage Loans and (iii) the Buyer shall return to the Seller all Mortgage Documents and Records previously delivered to Buyer by Seller at Seller's expense in connection with such Mortgage Loans, (iv) Buyer shall promptly execute and deliver to Seller for filing all documents necessary to terminate the assignment to Buyer and transfer to Seller all of Buyer's right, title and interest in the Servicing Rights as to such Mortgage Loans and (v) Buyer shall refund to Seller all servicing fees received by Buyer during the Interim Period and Seller shall refund all Interim subservicing fees with respect to such Mortgage Loans.

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed by one of its duly authorized officers as of this 1st day of July, 1999.


                                           FIDELITY FEDERAL BANK, A FEDERAL
                                           SAVINGS BANK

                                           By: /s/ MYRON MUELLER
                                              ----------------------------------
                                                  Myron Mueller
                                                  Vice President


ATTEST:


Name: /s/ MYRON MUELLER
     -----------------------------

Its:  SVP and Senior Counsel
     -----------------------------


                                           WESTERN FINANCIAL BANK


                                           By: /s/ KEITH PALMER
                                              ----------------------------------
                                                  Keith Palmer
                                                  Vice President
                                                  Loan Administration


ATTEST:


Name: /s/ SANDRA J. MURRAY
     -----------------------------

Its:  Secretary
     -----------------------------